UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 3, 2017

Microsoft Corporation

(Exact Name of Registrant as Specified in Its Charter)

Washington

(State or Other Jurisdiction

of Incorporation)

001-37845	91-1144442
(Commission File Number)	(IRS Employer Identification No.)

One Microsoft Way, Redmond, Washington	98052-6399
(Address of Principal Executive Offices)	(Zip Code)

(425) 882-8080

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure

Beginning July 1, 2017, Microsoft Corporation (the “Company”) elected to early adopt the new accounting standards for revenue recognition and leases. The Company is furnishing this Form 8-K under Regulation FD to present the Company’s previously reported financial information on a basis consistent with the standards. Beginning with the quarter ending September 30, 2017, the Company’s financial information will reflect adoption of the standards with prior periods adjusted accordingly.

Revenue from Contracts with Customers

In May 2014, the Financial Accounting Standards Board (“FASB”) issued a new standard related to revenue recognition. The Company elected to early adopt the standard effective July 1, 2017 using the full retrospective method, which requires the Company to restate each prior reporting period presented consistent with the standard.

Adoption of the standard had a material impact on the Company’s consolidated income statements and balances sheets, but had no impact to cash from or used in operating, financing, or investing on the consolidated cash flows statements. The most significant impact of the standard relates to the Company’s accounting for software license revenue. Specifically, for Windows 10, the Company recognizes revenue predominantly at the time of billing and delivery rather than ratably over the life of the related device. For certain multi-year, commercial software subscriptions that include both distinct software licenses and Software Assurance, the Company recognizes license revenue at the time of contract execution rather than over the subscription period. Due to the complexity of certain commercial license subscription contracts, the actual revenue recognition treatment required under the standard depends on contract-specific terms and in some instances may vary from recognition at the time of billing. Revenue recognition related to the Company’s hardware, cloud offerings such as Office 365, LinkedIn, and professional services remains substantially unchanged.

Leases

In February 2016, the FASB issued a new standard related to leases. The Company elected to early adopt the standard effective July 1, 2017 using a modified retrospective approach, which requires the Company to recognize and measure leases at the beginning of the earliest period presented. The Company elected to apply the available practical expedients on adoption.

Adoption of the standard had a material impact on the Company’s consolidated balance sheets, but did not have a material impact on the consolidated income statements and had no impact to cash from or used in operating, financing, or investing on the consolidated cash flows statements. The most significant impact of the standard is the recognition of right-of-use assets and lease liabilities for operating leases on the consolidated balance sheets. The Company’s accounting for capital leases remains substantially unchanged.

Financial Information

Refer to Exhibit 99.1 for financial information on a basis consistent with the new standards for fiscal year 2017 and 2016.

The Company will host a conference call webcast at 1:30 p.m. Pacific time (4:30 p.m. Eastern time) on August 3, 2017 to discuss the new standards. The session may be accessed on the Microsoft Investor Relations website at http://www.microsoft.com/en-us/investor.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

99.1  Microsoft’s Financial Information Restated for the New Standards

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROSOFT CORPORATION
(Registrant)

Date: August 3, 2017	/S/ FRANK H. BROD
Frank H. Brod
Corporate Vice President, Finance and Administration; Chief Accounting Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Microsoft’s Financial Information Restated for the New Standards